EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 62 to the Registration Statement (File Nos. 33-7637 and 811-4775) (the “Registration Statement”) of MFS® Series Trust II (the “Trust”), of my opinion dated March 28, 2018, appearing in Post-Effective Amendment No. 60 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on March 29, 2018.

AMANDA S. MOORADIAN
Amanda S. Mooradian
Assistant Vice President and Counsel

Boston, Massachusetts

March 28, 2019